Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 25, 2021 with respect to the consolidated financial statements of Krona Holding (Luxembourg) I S.à R.L., in Amendment No. 1 to the Registration Statement (Form F-1 No 333-259583) and related Prospectus of Keter Group S.A. for the registration of shares of its common stock.

/s/ Ernst & Young

Société anonyme

Cabinet de révision agréé

Luxembourg

September 29, 2021